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                                                                    EXHIBIT 10.2
                         TUCKER DRILLING COMPANY, INC.

                      1994 NON-QUALIFIED STOCK OPTION PLAN



                 1. PURPOSE. The purpose of the Plan is to provide employees with a proprietary interest in the Company through the granting of options which will

                 (a) increase the interest of the employees in the Company's welfare,

                 (b) furnish an incentive to the employees to continue their services for the Company; and

                 (c) provide a means through which the Company may attract able persons to enter its employ.

                 2. ADMINISTRATION. The Plan will be administered by the Executive Committee of the Board.

                 3. PARTICIPANTS. The Committee shall, from time to time, select the particular key employees of the Company and its Subsidiaries; if any, to whom options are to be granted, and who will, upon such grant, become participants in the Plan.

                 4. STOCK OWNERSHIP LIMITATION. No option may be granted to an employee who is an officer or director of the Company or its parent or any subsidiary or who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries.

                 5. SHARES SUBJECT TO PLAN. The Committee may not grant options under the Plan for more than 28,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

                 6. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of options to key employees of the Company or its
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Subsidiaries.  The grant of an option to an employee shall not be deemed either to entitle the employee to, or to disqualify the employee from, participation in any other grant of options under the Plan.

                 7. GRANT OF OPTIONS. All options under the Plan shall be granted by the Committee. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute stock option agreements upon instructions from the Committee.

                 8. OPTION PRICE. The option price shall not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted. The fair market value of the Stock on the date of grant of the option shall be the average of the closing bid and asked price of the Common Stock on the date of grant, as reported by NASDAQ, or, if the stock is listed on one or more registered national securities exchanges, the reported closing price of the Common Stock on the date of grant (or if no sale has been reported on such date, on the most recent date on which a sale has been reported) on the exchange designated by the Committee.

                 9. OPTION PERIOD. The Option Period will begin an the date the option is granted, which will be the date the Committee authorizes the option unless the Committee specifies a later date. No option may terminate later than ten years from the date the option is granted. The Committee may provide for the exercise of options in installments (which the Committee may, at its discretion, accelerate) and upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of the option in the case of termination of employment or any other reason.

                 10. RIGHTS IN EVENT OF DEATH. If a participant dies prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of the participant's death (subject to the Committee's power to accelerate), by the deceased participant's personal representative or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, provided the option is exercised prior to the date of its expiration or one year from the date of the participant's death, whichever first occurs.





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                 11.      PAYMENT.  Full payment for shares purchased upon
exercising an option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him.

                 12. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable stock option agreements.

                 13. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

                 14. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant.

                 15. INTERPRETATION. The Committee shall interpret the Plan and any options granted under the Plan, and shall prescribe such rules in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules.

                 16. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Committee without the approval of the stockholders of the Company, except that any amendment that would (a) reduce the price at which options may be granted under the Plan, (b) materially increase the number of securities that may be issued under the Plan, or (c) materially modify the requirements of eligibility for participation in the Plan must be approved by the stockholders of the Company.

                 17. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any employee nor any other person any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by a stock option agreement, or any





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amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

                 18. TERM. The Plan shall be effective June 8, 1994. Unless sooner terminated by action of the Committee, the Plan will terminate on January 31, 1999. The Committee may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

                 19. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

                 (a) "Plan" means this 1994 Non Qualified Stock Option Plan as amended from time to time.

                 (b) "Company" means Tucker Drilling Company, Inc., a Delaware corporation.

                 (c)      "Board" means the board of directors of the Company.

                 (d) "Committee" shall mean the Executive Committee of the Board.

                 (e) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value)

                 (f) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

                 (g) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                 (h) "Option Period" means the period during which an option may be exercised.





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                 (i)      "Key employees" shall mean those employees of the
                          Company and its subsidiaries whose performance and responsibilities are determined by the Committee to be influential to the success of the Company.





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